                                                                    EXHIBIT 23.3


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        I hereby consent to the use of my name and any references to me as a person expected to be appointed as a director of TODCO, a Delaware corporation (the "Company"), in the Registration Statement of the Company on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Dated: May 21, 2003


                                                /s/ Thomas R. Hix
                                                ------------------
                                                Name: Thomas R. Hix